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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use of our report dated March 20, 1996 and to all references to our Firm and included in this registration statement of F.Y.I. Incorporated with respect to the balance sheet of B&B Information and Image Management, Inc. as of December 31, 1995, and the related statements of income, stockholder's equity, and cash flows for the year then ended.

                                            C. W. AMOS & COMPANY, LLC

Baltimore, Maryland
November 13, 1996